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                                                                      EXHIBIT 99


                                 PRESS RELEASE



     Houston, Texas, April 4, 1996 -- Reunion Resources Company ("Reunion") announced today that it has entered into a definitive agreement to sell substantially all of its oil and gas assets to Houston-based Tribo Petroleum Corporation. The purchase price is $11,375,000, subject to possible adjustments, of which $9,675,000 will be payable in cash upon closing and $1,700,000 will be payable pursuant to a promissory note due six months after closing. The transaction is scheduled to close on May 1, 1996, subject to satisfaction of customary closing conditions, including Tribo's obtaining of financing.

     "Consummation of this transaction will substantially complete Reunion's transition to a manufacturer of precision plastic products and provider of engineered plastics services," explained Richard L. Evans, Executive Vice President of Reunion.

     Reunion's common stock is traded on the NASDAQ SmallCap Market (RUNR) and Pacific Stock Exchange (RUN).

     For additional information, please contact Richard L. Evans at 203/324-8858.

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